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                                                                 Exhibit 11(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of Schwab Annuity Portfolios of our reports dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Reports to Shareholders of Schwab Money Market Portfolio, Schwab Asset Director(R) - High Growth Portfolio and Schwab S&P 500 Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Accountants and Reports to Shareholders" in the Statement of Additional Information.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
April 29, 1997